Exhibit 99.2

First Quarter 2007 Earnings Call April 27, 2007 INNOVATION • INDUSTRY • GROWTH

This document contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, work stoppages at our facilities, or our customers or suppliers, risks associated with international markets, protection of or liability associated with our intellectual property, lower cost foreign manufacturers, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities. Safe Harbor Statement

2007 First Quarter Summary Increased sales and operating earnings in 4 of 5 segments Record sales levels in the quarter Adjusted EBITDA margin improved to14.7% from 13.8% Earnings per share increased 67% The increase in operating cash flow enabled further debt pay down ($ in thousands, except per share amounts) (from continuing operations, except for operating cash flow) 2007 2006 Variance Net sales 286,690 $ 273,030 $ 5.0% Operating Profit 33,340 $ 28,660 $ 16.3% Adjusted EBITDA 42,020 $ 37,800 $ 11.2% EPS (fully-diluted) 0.40 $ 0.24 $ 66.7% Gross Margin 27.7% 26.9% 3.0% Operating Cash Flow 26,940 $ 11,010 $ 144.7% Three Months Ended March 31

First Quarter 2007 Operating Highlights INNOVATION • INDUSTRY • GROWTH

Packaging Systems Sales increase due to improved market penetration and introduction of new products Improvements in Adjusted EBITDA and operating profit in line with sales growth Expect sales in our closure business to exceed GDP due to continued new product penetration Laminates business will be heavily influenced by construction markets Net Sales Adjusted EBITDA Q1-07 Q1-06 Operating Profit $51.1 $53.8 ($ in millions) Q1-07 Q1-06 $11.7 $12.3 Q1-07 Q1-06 $8.2 $9.0 +5.2% +4.7% +9.9%

Energy Products Sales of engine and well-site repair parts declined slightly between years due to lower levels of Canadian drilling activity Continued strong sales of gaskets to refinery and petrochemical industries due to product expansion and continued high levels of capacity utilization Expect engine business to benefit from additional new well-site product introductions Expect continued strong end-market demand in the refining and petrochemical industries Q1-07 Q1-06 $40.0 $41.6 Q1-07 Q1-06 $6.5 $7.1 Q1-07 Q1-06 $5.9 $6.4 +4.1% +8.6% +8.3% ($ in millions) Net Sales Adjusted EBITDA Operating Profit

Industrial Specialties Increased sales of aerospace products due to strong demand and continued market and product expansion Demand for industrial cylinders and shell casings remains strong Focus within group is to increase presence in medical and aerospace Demand expected to continue at or above GDP levels Q1-07 Q1-06 $44.4 $52.8 Q1-07 Q1-06 $9.8 $13.3 Q1-07 Q1-06 $8.4 $12.3 +18.9% +35.1% +45.9% ($ in millions) Net Sales Adjusted EBITDA Operating Profit

RV & Trailer Products Sales decline due to continued weak end-market demand in North America Declines in Adjusted EBITDA and operating profit due to sales decline and launch costs associated with Australia’s new manufacturing facility in Thailand Growth initiatives in Southeast Asia are on plan Weak end-market demand in North America expected to continue for the foreseeable future Sourcing initiatives expected to continue Q1-07 Q1-06 $55.9 $53.4 Q1-07 Q1-06 $10.1 $8.5 Q1-07 Q1-06 $8.3 $6.5 -4.4% -15.6% -21.8% ($ in millions) Net Sales Adjusted EBITDA Operating Profit

Recreational Accessories New business gained in retail segment more than offset the impact of soft end market demand Improved profitability compared to the prior year due to the full benefit of sourcing initiatives and other cost reduction activities implemented throughout 2006. Weak end-market demand in the installer and distributor market groups expected to continue for the foreseeable future Q1-07 Q1-06 $81.7 $85.1 Q1-07 Q1-06 $6.9 $7.7 Q1-07 Q1-06 $4.1 $5.1 +4.2% +12.7% +24.2% ($ in millions) Net Sales Adjusted EBITDA Operating Profit

2007 First Quarter Results

(dollars in thousands)	Three Months Ended March 31, 2007	2006	Variance
Net Sales			
Packaging Systems	$ 53,750	$ 51,100	5.2%
Energy Products	41,580	39,950	4.1%
Industrial Specialties	52,840	44,440	18.9%
RV & Trailer Products	53,410	55,860	-4.4%
Recreational Accessories	85,110	81,680	4.2%
Total	$ 286,690	$ 273,030	5.0%
Operating Profit			
Packaging Systems	$ 9,000	$ 8,190	9.9%
Energy Products	6,410	5,920	8.3%
Industrial Specialties	12,270	8,410	45.9%
RV & Trailer Products	6,460	8,260	-21.8%
Recreational Accessories	5,140	4,140	24.2%
Corporate expenses and management fees	(5,940)	(6,260)	-5.1%
Total	$ 33,340	$ 28,660	16.3%
% Margin	*11.6%*	*10.5%*	*10.5%*
Adjusted EBITDA			
Packaging Systems	$ 12,290	$ 11,740	4.7%
Energy Products	7,100	6,540	8.6%
Industrial Specialties	13,250	9,810	35.1%
RV & Trailer Products	8,520	10,090	-15.6%
Recreational Accessories	7,740	6,870	12.7%
Segment Adjusted EBITDA	48,900	45,050	8.5%
% Margin	17.1%	16.5%	3.6%
Corporate expenses, management fees and other	(6,880)	(7,250)	-5.1%
Adjusted EBITDA from continuing operations	$ 42,020	$ 37,800	11.2%
% Margin	*14.7%*	*13.8%*	*6.5%*

[1] The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") as an indicator of our operating performance and as a measure of our cash generating capabilities. The Company defines "Adjusted EBITDA" as net income before interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment.

TRIMAS CORPORATION

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TriMas Capitalization At March 31, 2007, TriMas had $3.9 million in cash and approximately $88.9 million of available liquidity under its existing credit facilities. ($ in thousands) March 31, 2007 March 31, 2006 December 31, 2006 Cash and Cash Equivalents 3,900 $ 1,710 $ 3,600 $ Working Capital Revolver 5,640 $ 2,000 $ 14,710 $ Term Loan B 258,700 255,610 259,350 Other Debt 22,600 25,320 23,890 286,940 282,930 297,950 9.875% Senior Sub Notes due 2012 436,580 436,410 436,540 723,520 $ 719,340 $ 734,490 $ 239,350 $ 353,790 $ 232,780 $ 962,870 $ 1,073,130 $ 967,270 $ Memo: A/R Securitization 44,420 $ 59,570 $ 19,560 $ 767,940 $ 778,910 $ 754,050 $ Key Ratios: Bank LTM EBITDA. 151,660 $ 144,570 $ 147,760 $ Coverage Ratio 1.94x 1.89x 1.87x Leverage Ratio 5.06x 5.39x 5.10x Total Debt + A/R Securitization Total Capitalization Total Shareholders' Equity Total Debt Subtotal, Senior Secured Debt

2007 Focus and Priorities Restructuring / Integration efforts done Organic growth focus has led to investments in sales and engineering staffing Product extensions Geographic market expansions Bundling opportunities S-1 registration statement process continues In a “quiet” period – Can’t comment further IPO Status

Summary Record Sales for the Quarter Improved Margins Total Debt Reduction, including A/R Securitization, of $11.0 Million vs. Q1 2006 Focus is Disciplined Growth with Debt Reduction

Q & A INNOVATION • INDUSTRY • GROWTH

Appendix INNOVATION • INDUSTRY • GROWTH

Balance Sheet At March 31, 2007, TriMas had $3.9 million of cash and approximately $88.9 million of available liquidity under its revolving credit agreement. (Unaudited - $ in thousands) March 31, December 31, 2007 2006 Current assets: Cash and cash equivalents 3,900 $ 3,600 $ Receivables, net . 122,700 99,240 Inventories, net 170,240 165,360 Deferred income taxes 24,300 24,310 Prepaid expenses and other current assets 6,940 7,320 Assets of discontinued operations held for sale . - 11,770 Total current assets 328,080 311,600 Property and equipment, net 166,890 165,200 Goodwill 529,130 529,730 Other intangibles, net. 236,580 240,120 Other assets 40,440 39,410 Total assets 1,301,120 $ 1,286,060 $ Current liabilities: Current maturities, long-term debt 8,230 $ 9,700 $ Accounts payable 131,770 100,070 Accrued liabilities 84,690 71,970 Liabilities of discontinued operations - 23,530 Total current liabilities 224,690 205,270 Long-term debt 715,290 724,790 Deferred income taxes 89,250 89,940 Other long-term liabilities 32,540 33,280 Total liabilities 1,061,770 1,053,280 Preferred stock, $0.01 par: Authorized 100,000,000 shares; - - Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 20,759,500 shares 210 210 Paid-in capital . 399,140 399,070 Accumulated deficit 208,290 (215,220) Accumulated other comprehensive income 48,290 48,720 Total shareholders' equity 239,350 232,780 Total liabilities and shareholders' equity. 1,301,120 $ 1,286,060 $ Assets Liabilities and Shareholders' Equity Issued and outstanding: None.

Statement of Operations For the Three Months Ended March 31, (Unaudited - $ in thousands) 2007 2006 Net sales 286,690 $ 273,030 $ Cost of sales. (207,400) (199,690) Gross profit. 79,290 73,340 Selling, general and administrative expenses (45,780) (44,500) Loss on dispositions of property and equipment (170) (180) Operating profit 33,340 28,660 Other expense, net: Interest expense (18,860) (19,920) Other, net (1,160) (780) Other expense, net (20,020) (20,700) Income from continuing operations before income tax expense. 13,320 7,960 Income tax expense (4,930) (3,020) Income from continuing operations 8,390 $ 4,940 $

Statement of Operations (cont’d) For the Three Months Ended March 31, (Unaudited - In thousands, except for per share amounts) 2007 2006 Income from continuing operations 8,390 $ 4,940 $ Loss from discontinued operations, net of income taxes. (1,340) (1,340) Net income 7,050 $ 3,600 $ Earnings (loss) per share - basic: Continuing operations 0.40 $ 0.25 $ Discontinued operations, net of income taxes (0.06) $ (0.07) Net income per share 0.34 $ 0.18 $ Weighted average common shares - basic 20,759,500 20,010,000 Earnings (loss) per share - diluted: Continuing operations 0.40 $ 0.24 $ Discontinued operations, net of income taxes (0.06) $ (0.07) Net income per share 0.34 $ 0.17 $ Weighted average common shares - diluted 20,759,500 20,760,000

Cash Flow Highlights For the Three Months Ended March 31, (Unaudited - $ in thousands) 2007 2006 Cash provided by operating activities 26,940 $ 11,010 $ (19,480) (5,290) 4,000 640 Cash used for investing activities (15,480) (4,650) (860) (700) 144,150 167,710 (154,450) (175,390) Cash used for financing activities (11,160) (8,380) Net increase (decrease) in cash and cash equivalents 300 $ (2,020) $ Repayments of borrowings on revolving credit facilities Proceeds from borrowings on revolving credit facilities Repayments of term loan facilities Net proceeds from disposition of businesses and other assets Capital expenditures

Reconciliation of Non-GAAP Measure Adjusted EBITDA (1) The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment charges and write-offs, non-cash losses on sale-leaseback of property and equipment and write-off of equity offering costs. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies. (1) For the Three Months Ended March 31, (Unaudited - $ in thousands) 2007 2006 Net income 7,050 $ 3,600 $ Income tax expense. 4,980 2,170 Interest expense. 18,860 19,920 Depreciation and amortization. 9,840 9,930 Adjusted EBITDA, total company 40,730 35,620 Negative Adjusted EBITDA, discontinued operations. 1,290 2,180 Adjusted EBITDA, continuing operations 42,020 $ 37,800 $ . .

Key Covenant Calculations (Unaudited - $ in thousands) x x x x Leverage Ratio Total Indebtedness at March 31, 2007 (1) 767,940 $ LTM EBITDA, as defined (2) 151,660 $ Leverage Ratio - Actual 5.06 Leverage Ratio - Covenant 5.65 Coverage Ratio LTM EBITDA, as defined (2) 151,660 $ Cash Interest Expense (2) 78,360 $ Coverage Ratio - Actual 1.94 Coverage Ratio - Covenant. 1.70 Notes: (1) As defined in our Amended and Restated Credit Agreement. (2) LTM EBITDA and Cash Interest Expense, as defined. .

LTM EBITDA as Defined in Credit Agreement (Unaudited - $ in thousands) Reported net loss for the twelve months ended March 31, 2007 (125,460) $ Interest expense, net (as defined) 78,000 Income tax expense (benefit) (3,710) Depreciation and amortization . 38,650 Extraordinary non-cash charges 132,260 Heartland monitoring fee 4,000 Interest equivalent costs 4,470 Non-recurring expenses in connection with acquisition integration 680 Other non-cash expenses or losses 2,350 Non-recurring expenses or costs for cost savings projects 810 Debt extinguishment costs 8,610 Non-cash expenses related to equity grants. 1,000 Discontinued operations 10,000 Bank EBITDA - LTM Ended March 31, 2007 (1) 151,660 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.